Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Adrian Crawford Ansell, the Chief Executive Officer, and Rosarito Deferia Carrillo, the Chief Financial Officer, of Telupay International Inc. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his/her knowledge, the Annual Report on Form 10-K for the year ended March 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Adrian Crawford Ansell Adrian Crawford Ansell Chief Executive Officer (Principal Executive Officer) Date: July 16, 2014

/s/ Rosarito Deferia Carrillo Rosarito Deferia Carrillo Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) Date: July 16, 2014

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.